As filed with the Securities and Exchange Commission on January 2, 1998

                                         Registration No. 333-________
======================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
           ------------------------------------------------
                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
           ------------------------------------------------
                        EQUALITY BANCORP, INC.
        (Exact name of registrant as specified in its charter)

               DELAWARE                              43-1785126
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)

                           9920 WATSON ROAD
                       ST. LOUIS, MISSOURI 63126
               (Address of principal executive offices)

                  EQUALITY SAVINGS AND SECURITY PLAN
                       (Full title of the plan)

                         RICHARD C. FELLHAUER
                 PRESIDENT AND CHIEF EXECUTIVE OFFICE
                        EQUALITY BANCORP, INC.
                           9920 WATSON ROAD
                       ST. LOUIS, MISSOURI 63126
                (Name and address of agent for service)

                            (314) 965-7090
     (Telephone number, including area code, of agent for service)

                            WITH A COPY TO:

                          LAURALYN G. BENGEL
                         SCHIFF HARDIN & WAITE
                           7200 SEARS TOWER
                     CHICAGO, ILLINOIS 60606-6473
                            (312) 258-5670

           ------------------------------------------------

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

                    CALCULATION OF REGISTRATION FEE


                                                     Proposed             Proposed
                                                     Maximum              Maximum
                               Amount                Offering             Aggregate           Amount of
Title of Securities to be      to be                 Price Per            Offering            Registration
Registered                     Registered            Share(1)             Price(1)            Fee(1)
--------------                 ----------            --------             ---------           -----------
Common Stock $.01 par value      25,000              $14.5625             $364,062.5             $111

Interests in the Plan             (2)                    (2)                 (2)                  (2)


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on $14.5625, the average of the high and low sales prices of the Common Shares on the American Stock Exchange on December 29, 1997.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by Equality Bancorp, Inc. (the "Registrant") are incorporated herein by reference:

     (a) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1997 and September 30, 1997;

     (b) The Registrant's Prospectus filed pursuant to Rule 424(b)(3) of the Securities Act of 1933 on October 31, 1997; and

     (c) The description of the Registrant's Common Stock contained in its Registration Statements on Form S-1 (File Nos. 333-30469 and 333-38287).

     All documents subsequently filed by the Registrant and/or the Equality Savings and Security Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Registrant, or serving or having served at the request of the Registrant as a director, officer, employee or agent of another enterprise. The statute provides that this indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Certificate of Incorporation and Bylaws of the Registrant provide, subject to certain procedures and limitations stated therein, that the Registrant shall indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Registrant and serving or having served at the request of the Registrant as a director, officer, employee or agent of another enterprise. The indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Registrant maintains an insurance policy under which its officers and directors are insured, within the limits and subject to the limitations of the policy, against certain losses arising from any claim or claims made against them in their respective capacities of directors or officers. The policy also provides for reimbursement to the Registrant for any indemnification of officers and directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 7 hereof. The Registrant has received from the Internal Revenue Service a determination that the Plan is qualified under
Section 401 of the Internal Revenue Code and will make all changes required by the Internal Revenue Service in order to continue to so qualify the Plan.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on this 12th day December, 1997.

                              EQUALITY BANCORP, INC.



                              By:  /s/Richard C. Fellhauer
                                   -----------------------------------
                                      Richard C. Fellhauer
                                      Chairman, President, Chief Executive
                                      Officer and Director

     Each person whose signature appears below hereby constitutes and appoints Richard C. Fellhauer and Michael A. Deelo, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                                   TITLE                                DATE
       ----------                                  -----                                ----
/s/Richard C. Fellhauer                Chairman of the Board, President            December 12, 1997
---------------------------------      Chief Executive Officer and
   Richard C. Fellhauer                Director (Principal Executive Officer)


/s/Michael A. Deelo                    Treasurer, Chief Financial Officer          December 12, 1997
---------------------------------      and Director (Principal Financial
   Michael A. Deelo                    Officer and Principal Accounting
                                       Officer)


/s/LeRoy C. Crook                      Director                                    December 12, 1997
---------------------------------
   LeRoy C. Crook



/s/Kenneth J. Hrdlicka                 Director                                    December 12, 1997
---------------------------------
   Kenneth J. Hrdlicka


/s/Michael J. Walsh                    Director                                    December 12, 1997
---------------------------------
   Michael J. Walsh


/s/Daniel C. Aubuchon                  Director                                    December 12, 1997
---------------------------------
   Daniel C. Aubuchon


/s/Stacey W. Braswell                  Director                                    December 12, 1997
---------------------------------
   Stacey W. Braswell


/s/Berenice J. Mahacek                 Director                                    December 12, 1997
---------------------------------
   Berenice J. Mahacek


/s/Charles J. Wolter                   Director                                    December 12, 1997
---------------------------------
   Charles J. Wolter



     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on December 12, 1997.


                              EQUALITY SAVINGS AND SECURITY PLAN


                              By:  /s/Richard C. Fellhauer
                                   -----------------------------------
                                      Richard C. Fellhauer
                                      Plan Administrator

                             EXHIBIT INDEX

EXHIBIT
NUMBER                        EXHIBIT
-------                       -------

    5                    Opinion of Schiff Hardin & Waite

  23.1                   Consent of KPMG Peat Marwick LLP

  23.2                   Consent of Rubin, Brown, Gornstein & Co. LLP

  23.3 Consent of Schiff Hardin & Waite (contained in its opinion filed as Exhibit 5)

   24                    Powers of Attorney (as set forth in the
                         signature pages hereto)